Exhibit 10.22

                 Nano Technology License and Transfer Agreement


This contract is made and entered into on January 6, 2005 in Tai'an, Shandong Province by and between the following two parties:

Licensor: Shandong Shengda Technology Co., Ltd (hereinafter referred to as "Party A")

Legal Representative or Authorized Representative: Chen Xiangzhi

Position: President

Registered  Address:  North Tip of the Economy & Trade  Corridor,  Xintai  City,
                      Shandong Province

Licensee: Shandong Haize Nanomaterials Co., Ltd (hereinafter referred to as "Party B")

Legal Representative or Authorized Representative: Jia Hongping

Position: Executive director

Registered Address: Youth Development Zone in Tai'an City, Shandong Province

WHEREAS:

1. Party A is a company limited by shares, duly organized, validly existing and in good standing under the laws of the P.R.C. Party A has acquired a license to use nano patents from Singapore Nanomaterials Technology Pte Ltd. For its business, Party B would like to use the patented technology acquired by Party A, under the following terms, to manufacture and sell its products. Party A agrees to grant a license to Party B for the use of the patents under the following terms.

2.Party A hereby agrees to transfer its license to Party B which permits Party B to conduct licensed activities in the territory and during the term of this



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Agreement  under the conditions set forth in this  Agreement.  According to this
Agreement, Party B is authorized to use licensed patents pursuant to the provisions set forth in this Agreement. Party B's sales activities are not restricted geographically.

3. Party A permits Party B to use the licensed patented technology free of charge pursuant to the provisions set forth in this Agreement.

4.Party A warrants to Party B that Party A has full power and authority to, pursuant to the provisions set forth in this Agreement, permit Party B to utilize the licensed patents and to engage in permitted activities during the term of this Agreement.

5.Party B hereby warrants to Party A that during the term, Party B shall not conduct any activities that may be detrimental to the licensed patents.

6: Effective Date of this Agreement: This agreement shall become effective upon the execution of this Agreement by both parties. When the term expires, Party A has the right to request that Party A renew this Agreement, and the specific terms and conditions shall be decided through friendly negotiation between the parties. Under similar terms and conditions, Party B shall be given priority in entering into a license agreement with Party A.

7. Expiration Date of this Agreement: October 16, 2021

8. The validity, interpretation, execution of this Agreement shall be governed by relevant laws of the PRC.

9. This Agreement is made in duplicate, and each party shall hold one copy and the two originals are equally valid.

10. This Agreement shall not be amended without a written agreement signed by authorized representatives of both parties.



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IN WITNESS  WHEREOF,  the  undersigned  have  hereunto  set their  hands to this
Agreement as of the day and year first above written.


Party A: Shandong Shengda Technology Co., Ltd
Signature: /s/ Xiangzhi Chen
Name:
Position:


Party B: Shandong Haize Nanomaterials Co., Ltd.
Signature: /s/ Jia Hongping
Name:
Position: